EXHIBIT 10.4

                          ADDENDUM TO OPTION AGREEMENT

      This Addendum, dated as of December 29, 2005, to the Option Agreement between CompuPrint, Inc. (the "Company") and Kenneth Oh, dated as of May 20, 2005, amends Section 1 of the Option Agreement as follows:

      1. The vesting period for the Options referenced in Section 1 of the Option Agreement is hereby accelerated such that the Options are exercisable as of December 30, 2005.

      2. Section 3.C of the Option Agreement is hereby amended to include the following provisions:

            "Notwithstanding anything to the contrary herein, if the Optionee's employment with the Company is terminated for any reason other than for "cause" within six months preceding, or one year following, an event of a "change of control", the forfeiture provision reducing the exercise period shall not apply with respect to all vested but unexercised Options and rights to such Options, and the applicable exercise period shall be for a period of five years from the date of the original issuance date of the Options."

            "For purposes hereof, "Cause" shall mean: (i) you are convicted of, or plead guilty or nolo contendere to a charge of commission of, a felony; or (ii) you have engaged in willful gross neglect or willful gross misconduct in carrying out your duties, which results in material economic harm to the Company or in reputational harm causing quantifiable material injury to the Company. For purposes hereof, no act or failure to act, on your part, shall be considered "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the President, CEO or a Director or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. The cessation of employment shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described in clause (ii)above, and specifying the particulars thereof in detail."

            "The term "change of control" shall have the meaning as set forth in the Company's 2005 Stock Incentive Plan."

Dated:  December 29, 2005


/s/ Kenneth Oh
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Kenneth Oh (the "Optionee")


COMPUPRINT, INC.

By:  /s/ Roman Rozenberg
---------------------------------
Roman Rozenberg, Chief Executive Officer